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                             ARTICLES OF AMENDMENT
                                      OF
                         FORTIS BENEFITS INSURANCE COMPANY

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

Pursuant to Section 490.1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment to the corporation's articles of incorporation:

    1. The name of the corporation is Fortis Benefits Insurance Company (the "Company").

    2. The restated Articles of Incorporation of the Company are amended by deleting Article I in its entirety and replacing it with a new
       Article I to read as follows:

                                    "Article I.

           The name of the corporation shall be UNION SECURITY
           INSURANCE COMPANY."

    3. The Restated Articles of Incorporation of the Company are further amended by deleting Article III in its entirety and replacing it with a new Article III to read as follows:

                                    "Article III.

           The address of the principal place of business of the Corporation in the State of Iowa is 6945 Vista Drive, West Des Moines, Iowa 50266. The address of the registered office of the Corporation in the State of Iowa is 729 Insurance Exchange Building, Des Moines, Iowa 50309, and the name of the registered agent at this address is Corporation Service Company."

    4. The date of adoption of the amendment to Article I was December 2, 2004 and the date of adoption of the amendment to Article III was January 10, 2005.

    5. The amendments were approved by the sole shareholder of the Company pursuant to written consent actions dated December 2, 2004 and
       January 10, 2005, respectively.   The designation, number of
       outstanding shares, and number of undisputed votes cast for the amendment by the sole shareholder were:


                                   NUMBER              NUMBER VOTES CAST
      DESIGNATION            OUTSTANDING SHARES          FOR AMENDMENT
      -----------            ------------------        -----------------
      Common Stock                1,000,000               1,000,000

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    6.  The effective date and time of these Articles of Amendment shall be
        12:01 a.m. local business time on September 6, 2005.

                                                  FORTIS BENEFITS INSURANCE
                                                  COMPANY

                                                  By:  /s/ Katherine Greenzang
                                                  ----------------------------
                                                  Name:  Katherine Greenzang
                                                  ----------------------------
                                                  Title:  Secretary
                                                  ----------------------------